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                                    EXHIBIT 5

                     Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street, 22nd Floor
                      Philadelphia, Pennsylvania 19103-2097
                               Tel: (215) 977-2000
                               Fax: (215) 977-2740
                                www.WolfBlock.com

                                 March 25, 2003
Advanta Corp.
Welsh and McKean Roads
P.O. Box 844
Spring House, PA 19477

         RE:  Registration Statement on Form S-8 Relating to the
              Advanta Corp. Employee Stock Purchase Plan

Ladies and Gentlemen:

         As counsel to Advanta Corp., a Delaware corporation (the "Company"), we have assisted in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 500,000 shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), which may be issued under the Advanta Corp. Employee Stock Purchase Plan (the "Plan").

         In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation, as amended, its By-laws, as amended, the Plan, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the issuance and sale of the Class B Common Stock as we have deemed appropriate for purposes of rendering this opinion.

         In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

         Based upon the foregoing examination and the information thus supplied, it is our opinion that the shares of Class B Common Stock to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable.



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         We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Sincerely,

                                    /s/  WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP